SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2003

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed from last report)

Item 4. Changes in Registrant’s Certifying Accountant

     (a)  Previous Independent Accountants

     On November 12, 2003, the Audit and Risk Management Committee (the “Audit Committee”) of the Board of Directors of EnPro Industries, Inc. (the “Company”), approved the selection of new independent auditors to audit the Company’s financial statements for periods beginning on and after January 1, 2004. Ernst & Young LLP (“E&Y”) will continue to be engaged to audit the Company’s financial statements for the year ending December 31, 2003.

     The reports of E&Y on the consolidated financial statements of the Company (formerly Coltec Industries Inc) for the years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     In connection with the audits of the consolidated financial statements of the Company for the years ended December 31, 2002 and 2001, and during the subsequent interim period from January 1, 2003 through the date hereof, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in their report on the consolidated financial statements of the Company for the years ended December 31, 2002 and 2001.

     During the years ended December 31, 2002 and 2001, and during the subsequent interim period from January 1, 2003 through the date hereof, there have been no reportable events (as defined in Regulation S-K Item 304(a) (1) (v)).

     E&Y has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements included in this Item 4(a), a copy of which is included as an exhibit to this Report.

     (b)  New Independent Accountants

     The Audit Committee notified PricewaterhouseCoopers LLP (“PWC”) of the Company’s decision to engage PWC as the Company’s new independent auditors for periods beginning on and after January 1, 2004. During the last two fiscal years, and during the subsequent interim period from January 1, 2003 through the date hereof, the Company has not consulted with PWC regarding any of the matters or events set forth in Regulation S-K, Item 304 (a) (2) (i) or (ii).

Item 7. Financial Statements and Exhibits

     (c)  Letter dated November 18, 2003 from Ernst & Young LLP.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2003

ENPRO INDUSTRIES, INC

	By:	/s/ William Dries

William Dries
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit

16.1	Letter dated November 18, 2003 from Ernst & Young LLP

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